EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Alcoa Corporation, a Delaware corporation (the “Company”), does hereby certify that:

1.
The Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,
2.
The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2023	/s/ Roy C. Harvey
	Name:	Roy C. Harvey
	Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.